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                                                                    EXHIBIT 10.6


                              ZILKHA ENERGY COMPANY

                                 SEVERANCE PLAN


1. Purpose. This Plan sets forth the severance policy of the Corporation as of the Effective Date and replaces and supersedes in full any severance plan, practice or policy (written or oral) of the Corporation existing with respect to Eligible Employees prior to the Effective Date.

2.       Definitions.

         (a)      "Board" means the Board of Directors of the Corporation.

         (b)      "Cause" means:

                           (i) the Eligible Employee's gross negligence in the performance of the Eligible Employee's duties and responsibilities, which negligence results in material harm to the business, interests, or reputation of the Corporation;

                           (ii) a violation of any material Corporation policy, including, without limitation, the theft, embezzlement or misappropriation or material misuse of any Corporation funds or property;

                           (iii) any criminal conviction of the Eligible Employee for a felony;

                           (iv)     the Eligible Employee's willful and
                                    continued failure to materially perform the Eligible Employee's duties and responsibilities; or

                           (v) any misconduct by the Eligible Employee that, in the Corporation's good faith determination, is materially harmful to the business, interests, or reputation of the Corporation.

         (c) "Change in Control" means the date on which Selim K. Zilkha ceases to own (other than due to his death) more than 50% of the voting securities of the Corporation.

         (d) "COBRA Premium Benefit" means that the monthly premium otherwise required to be paid by an Eligible Employee who elects COBRA continuation coverage (including coverage for his or her qualified dependents) under the Corporation's group health plan following his or her Qualified Termination shall be waived in full
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                  for the number of months (rounded up to the next full month)
                  equal to the sum of (i) six weeks for the first year or partial year of employment and (ii) two weeks for each additional year or partial year of employment; provided, however, the minimum period for which such premium payments shall be waived for an Executive shall be 26 weeks.

         (e) "Corporation" means Zilkha Energy Company or its successor and shall include each entity that is treated as being a single employer with the Corporation under Section 414 of the Internal Revenue Code of 1986, as amended.

         (f) "Effective Date" means the date on which a Change in Control occurs.

         (g) "Eligible Employee" means a person who, immediately prior to the Change in Control, is an employee of the Corporation.

         (h) "Executive" means a person who, immediately prior to the Change in Control, is a Vice President, Senior Vice President, Executive Vice President or President of the Corporation.

         (i) "Plan" means the Corporation's Severance Plan as set forth herein, as it may be amended from time to time.

         (j) "Qualified Termination" means a termination of an Eligible Employee's employment which entitles the Eligible Employee to benefits under this Plan as provided in Section 3.

         (k) "Release and Waiver" means the Release and Waiver referred to in Section 5.

         (l) "Separation Pay" means the amount payable to an Eligible Employee pursuant to Section 4, which shall be paid in a lump sum, less all applicable taxes required to be withheld therefrom by the Corporation.

         (m) "Week's Pay" means, with respect to an Eligible Employee, his or her annual base salary, as in effect immediately prior to the Effective Date, divided by 52.

3. Eligibility for Benefits. Subject to Section 5 below, each Eligible Employee shall become eligible for benefits under this Plan if on, or within one year after, the Effective Date:

         (a) the Eligible Employee's employment with the Corporation is terminated for any reason other than:

                  (i) death or a disability entitling the Eligible Employee to benefits under the Corporation's long term disability plan;


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                  (ii)     voluntary termination of employment, including
                           voluntary retirement (except as described in Section 3(b) below);

                  (iii)    failure to return from an approved leave of absence;
                           or

                  (iv)     Cause; or

         (b) the Eligible Employee voluntarily terminates his or her employment with the Corporation within 30 days after the date on which occurs:

                  (i) a 10% or greater reduction in the Eligible Employee's annual base salary;

                  (ii) a material reduction in the Eligible Employee's job responsibilities; or

                  (iii) a relocation of the Eligible Employee's primary place of work by more than 25 miles.

4. Severance Benefits. Subject to Section 5 below, each Eligible Employee who incurs a Qualified Termination:

         (a) shall receive Separation Pay in accordance with the following: six Week's Pay for the first year or partial year of employment plus an additional two Week's Pay for each of his or her additional years or partial years of employment; provided, however, the minimum Separation Pay for an Executive shall be 26 Week's Pay; and

         (b) if the Eligible Employee elects COBRA continuation coverage under a Corporation group health plan following his or her Qualified Termination, the monthly COBRA premium required to be paid by the Eligible Employee for such elected coverage (including coverage for qualified dependents) shall be waived for the number of months (rounded up to the next full month) equal to the sum of (i) six weeks for the first year or partial year of employment and (ii) two weeks for each additional year or partial year of employment (the "COBRA Premium Benefit"); provided, however, the minimum period for which such premium payments shall be waived for an Executive shall be 26 weeks.

         Separation Pay shall be paid on or soon as reasonably practicable following the date the Eligible Employee's Release and Waiver becomes effective.

5. Release and Waiver. Any provision in this Plan to the contrary notwithstanding, it is an express condition precedent to an Eligible Employee's entitlement to and the receipt of Separation Pay or the COBRA Premium Benefit provided herein that such Eligible Employee execute and not revoke a Release and Waiver substantially in the form as may be approved by the Corporation. Each Eligible Employee who is eligible for Separation Pay


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         and COBRA Premium Benefit hereunder shall be afforded not less than 21 days to consider such Release and Waiver or 45 days if the Eligible Employee's termination is in connection with an exit incentive or other termination program offered to a group or class or employees. In addition, each Eligible Employee who executes any such Release and Waiver shall have seven days following the execution of the Release and Waiver to revoke same by delivering written notice of revocation to the Corporation's President or his designee at the Corporation's executive offices or such other address as may be designated by the Corporation in writing. Any such Release and Waiver which has not been revoked in the time and manner prescribed above shall be effective as of the eighth day following its execution.

6.       Operation of the Plan.

         (a)      Plan Administrator. The Plan Administrator is the Corporation.

         (b) Named Fiduciary. The Named Fiduciary is the President of the Corporation, which shall have the authority to control and manage the operation and administration of the Plan, and the sole right to amend or terminate the Plan.

         (c)      Actions of Fiduciaries. A fiduciary with respect to the Plan:

                  (i) may serve in more than one fiduciary capacity with respect to the Plan;

                  (ii) may employ or otherwise delegate one or more persons to render advice with regard to, or carry out, any responsibility that such fiduciary has under the Plan; and

                  (iii) may rely upon any direction, information or action of any other fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

         (d) Indemnity. The President shall be indemnified by the Corporation against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

         (e) Plan Expenses. All benefits and expenses of the Plan shall be paid by the Corporation.


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7.       Plan Administration.

         (a) Rules and Regulations. Subject to the terms of the Plan, the Corporation may from time to time adopt such procedures, rules and regulations as it deems appropriate for the administration of the Plan.

         (b) Powers. The Corporation shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

                  (i) to administer, interpret and construe the Plan and to determine all questions with regard to employment, eligibility, Pay, the COBRA Premium Benefit and other matters for the purpose of administering the Plan, provided that all such actions shall be applied in a nondiscriminatory manner;

                  (ii) to prescribe procedures to be following and the forms to be executed by Eligible Employees filing application for benefits under the Plan;

                  (iii) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel, who may be the legal counsel to the Corporation on other matters; and

                  (iv) to delegate to others any administrative or ministerial duties as it may deem necessary or appropriate for the administration of the Plan.

         (c) Records. The Corporation shall keep accurate records of the proceedings and actions under the Plan. Upon request, the Corporation shall prepare a report with respect to its operations of the Plan and shall deliver a copy thereof to the Board.

         (d) Claims Procedures. Each Eligible Employee who claims benefits under the Plan shall be required to apply therefor on the form designated and provided by the Corporation.

         (e)      Denied Claims.

                  (i) If any application for payment of a benefit under the Plan shall be denied, the Corporation shall:

                           (A) notify the claimant within a reasonable time of such denial setting forth the specific reasons therefor; and

                           (B)      afford such claimant a reasonable
                                    opportunity for a full and fair review of the decision denying his claim.

                  (ii) Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:


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                           (A)      reference to pertinent provisions of the
                                    Plan;

                           (B) such additional information as may be relevant to denial of the Claim;

                           (C)      an explanation of the claims review
                                    procedure;

                           (D) advice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

                  (iii) The claimant will have 60 days to request a review of the denial by the Corporation, which will provide a full and fair review. The request shall be in writing. The claimant may review pertinent Plan documents and submit comments in writing.

                  (iv) The Corporation shall render a decision within 60 days after claimant's request for review (which may be extended to 120 days if circumstances so require) and shall advise claimant in writing of its decision on such review specifying its reasons and identifying appropriate provisions of the Plan.

         (f) Incapacity. When and if it shall appear that an Eligible Employee entitled to benefits under this Plan is not fully capable of handling his financial affairs, benefits may be paid to any person or institution that it appears will use such funds for the benefit of such Eligible Employee.

         (g) Governing Law; ERISA Compliance. Except to the extent preempted by applicable federal law, this Plan shall be governed by the laws of the State of Texas. This Plan is intended to conform with, and be administered in conformance with, all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Should any provision herein be inconsistent with any such a requirement, the Corporation shall construe such provision in a manner that is consistent with such requirement, but is also as nearly consistent as is practical with the original intention of such provision.

8.       Amendment or Termination of the Plan.

         (a) Right to Amend. Subject to the provisions of Section 8(b), the Board reserves the right, at any time and from time to time, including prior to the Effective Date, to amend in whole or in part any or all provisions of the Plan. Each amendment of the Plan shall be in writing, and shall become effective on the date specified therein.

         (b)      Restrictions on Amendment.


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                  (i)      On and after the Effective Date, no amendment or
                           termination of the Plan shall be made that would deprive any Eligible Employee of benefits already paid under this Plan.

                  (ii) No amendment or termination of the Plan shall be made (or become effective) on or within 12 months after the Effective Date that would adversely affect the severance benefits that any Eligible Employee would be eligible to receive under the Plan as in effect on the Effective Date if such Eligible Employee incurred a Qualified Termination prior to the first anniversary of the Effective Date.

         (c) Right to Terminate. Subject to the provisions of Section 8(b), the Corporation reserves the right to terminate the Plan in whole or in part at any time, including prior to the Effective Date.

         (d) No Employment Contract. This Plan does not constitute a contract or guarantee of employment to any Eligible Employee.


                                       ZILKHA ENERGY COMPANY



                                       By: /s/ JOHN B. HOLMES, JR.
                                           ------------------------------------
                                           Name: John B. Holmes, Jr.
                                                 ------------------------------
                                           Title: President
                                                  -----------------------------


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